UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting held on March 3, 2015, the board of directors of CST Brands, Inc., a Delaware corporation (the “Company”) (NYSE: CST), based on the recommendation of the Company's compensation committee, approved the bonus targets and performance metrics for the Company’s short-term incentive program (the “STI Plan”) for fiscal year 2015.

The board of directors approved a funding target for the Company’s 2015 named executive officer bonus pool at 50% of Adjusted Consolidated Operating Income, with the measurement period being January 1, 2015 through November 30, 2015. If achieved, the maximum bonus pool of $10 million will be created and will be allocated, based on the following percentages, to establish the maximum potential bonus payouts for each named executive officer:

•	40% for the Chief Executive Officer;

•	25% for the second highest paid officer in 2015;

•	15% for the third highest paid officer in 2015; and

•	10% for each of the fourth and fifth highest paid officers in 2015.

The compensation committee has the discretion to adjust the amounts actually paid downward from the maximum potential bonus payout, based on the Company’s performance and the committee’s assessment of each named executive officer’s performance.

The incentive awards under the STI Plan for fiscal year 2015 will be calculated using the following formula:

Eligible Earnings	x	Incentive Award Target %	x	Aggregate Company Performance	+/-	Adjustments for Individual Performance	=	Actual Short-Term Incentive Award

The eligible earnings component is equal to the base salaries of the executive officers subject to the STI Plan. This amount is multiplied by an incentive award target percentage to reach a target incentive award amount. For fiscal year 2015, the compensation committee retained its existing incentive award targets under the STI Plan, as a specified percentage of her or his base salary, for each of our named executive officers:

Name	2015 STI Plan Target (as a Percentage of Base Salary)
Kimberly S. Lubel	115%
Clayton E. Killinger	75%
Anthony P. Bartys	65%
Stephan F. Motz	65%
Charles H. Adams	65%

The board of directors also set the following performance metrics to be considered for bonuses under the STI Plan for fiscal year 2015:

•	Adjusted Consolidated EBITDA versus established budget;

•	Total Merchandise Gross Profit versus established budget;

•	Individual Corner Store Time; and

•
Distributions per Unit of CrossAmerica Partners LP (NYSE: CAPL) (CST owns and controls the non-economic general partner of CAPL, as well as all of CAPL's incentive distribution rights and an approximate 6.1% limited partner interest in CAPL).

As determined by the compensation committee, each of these performance metrics has a threshold, target and maximum level for the performance year. The maximum incentive award payable to our executive officers under the STI Plan for fiscal year 2015, based on the performance metrics described above, is 190% of their respective incentive award targets.
In addition to the quantitative performance metrics described above, the compensation committee performs a qualitative review of individual performance, pursuant to which the committee could adjust the actual short-term incentive award amount.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: March 9, 2015